Exhibit 10.3

SUB-SERVICING FEE AGREEMENT

This SUB-SERVICING FEE AGREEMENT (“Agreement”) is made as of September 22, 2006, by and between CMR Mortgage Fund II, LLC, a California limited liability company (“CMR Fund II”) and California Mortgage and Realty, Inc., a Delaware corporation (“CMR”).

R E C I T A L S

A.            CMR Fund II has originated and funded a certain loan (the “Loan”) and pursuant to a Mortgage Loan Purchase and Sale Agreement (the “Purchase Agreement”), dated as of September 22, 2006, by and between CMR Fund II and ING USA Annuity and Life Insurance Company, an Iowa corporation (“ING”), CMR Fund II has sold the Loan and all of CMR Fund II’s interests under the promissory note evidencing the Loan (the “Note”) and all other documents, security agreements, instruments, certificates, and other agreements executed in contemplation of the Loan or that secure, further evidence, or describe the Loan (hereinafter, the “Security Documents”) to ING.

B.            Pursuant to Section 7 of the Purchase Agreement, ING agreed to appoint Newmark Realty Capital, Inc. a California corporation (“Newmark”) to service the Loan and to cause Newmark to retain CMR as sub-servicer of the Loan, and CMR Fund II agreed to pay all required sub-servicing fees to CMR.

C.            Article V of the Sub-Servicing Agreement, dated as of Septmber 19, 2006, between Newmark and CMR (the “Sub-Servicing Agreement”) provides that CMR agrees to seek and accept any sub-servicing compensation relating to the Loan from CMR Fund II, out of the proceeds of any contingent payment of loan proceeds payable to CMR on behalf of CMR Fund II pursuant to the Purchase Agreement.

A G R E E M E N T

Therefore, in consideration of the premises, mutual covenants, and other good and valuable consideration provided for in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                     As compensation for CMR’s sub-servicing services under the Sub-Servicing Agreement, CMR Fund II shall pay CMR a monthly sub-servicing fee (“Fee”) equal to two percent (2%) per annum (i.e., one-sixth (1/6) of one percent (0.16666%) monthly) of the total unpaid principal balance of the Loan, payable only as Contingent Payments are received by CMR Fund II under the Purchase Agreement.

2.                     CMR shall be required to pay all expenses, if any, incurred by it in connection with its servicing activities under the Sub-Servicing Agreement and shall be entitled to reimbursement therefore, if any, as specifically provided for under the Sub-Servicing Agreement.

3.                     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

4.                     This Agreement shall be governed by, construed and enforceable in accordance with the laws of the State of California.

5.                     This Agreement shall inure to the benefit of parties and their successors and assigns.

In Witness Whereof, the undersigned parties have executed and delivered this Agreement as of the date first set forth above.

CMR Fund II:	CMR Mortgage Fund II, LLC,
a California limited liability company

	By:	California Mortgage and Realty, Inc.,
a Delaware corporation
Its:Manager

		By:	/s/ Craig Raymond
Craig Raymond, Senior Vice President

CMR:	California Mortgage and Realty, Inc.,
a Delaware corporation

	By:	/s/ Craig Raymond
Craig Raymond, Senior Vice President